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                                                               EXHIBIT (10)I.(i)


                              EMPLOYMENT AGREEMENT


     This Agreement made this 1st day of March, 1996, by and among Summit Bancorp. (formerly known as UJB Financial Corp. and successor to The Summit Bancorporation), a New Jersey corporation ("Summit") and Robert G. Cox, (the "Executive").

     WHEREAS, the Board of Directors of Summit believes that the services of the Executive in the future will be valuable to Summit and is desirous of retaining the Executive's services for a period of not less than three years, and the Executive has indicated his willingness to enter into an employment agreement upon the terms and conditions hereinafter set forth;

     WHEREAS, Section 8.08 of the Agreement and Plan of Merger dated September 10, 1995, as amended by Amendment No. l dated December 1, 1995 (the "Agreement"), among The Summit Bancorporation, a New Jersey corporation, and UJB Financial Corp., a New Jersey corporation and Summit's predecessor, contemplates that, in connection with the merger (the "Merger") provided for in the Merger Agreement, the Executive shall enter into an employment agreement with Summit at the time of closing of the Merger if he shall be ready, willing and able to perform the services to be rendered by him thereunder; and

     WHEREAS, Executive and The Summit Bancorporation have entered into an agreement dated as of September 1, 1995 (the "Summit Agreement") which Agreement remains in full force and effect and is hereby assumed by Summit, certain Sections of which are incorporated herein by reference, as hereinafter stated, including the definitions found at Sections 1.1 through 1.9 (it being acknowledged that a Potential Change of Control occurred when the Merger Agreement was executed on September 10, 1995 and a Change of Control will take place prior to execution of this Agreement). That Potential Change of Control and that Change of Control are together referred to herein as the Summit-UJB Change. Capitalized terms used in this Agreement and not defined herein but defined in the Summit Agreement shall have the meanings assigned thereto in the Summit Agreement.

     NOW, THEREFORE, in consideration of the premises and mutual promises herein contained, the parties hereto agree as follows:

     1. Term. Summit agrees to employ the Executive as President of Summit, as President of Summit Bank until the merger of Summit Bank into United Jersey Bank under the name Summit Bank (the "Bank Merger") (the surviving bank in the Bank Merger is referred to herein as the "Bank"), as President of the Bank after the Bank Merger and as a member of the Managing Committees of Summit, Summit Bank (before the Bank Merger) and the Bank (after the Bank Merger), and the Executive hereby agrees to serve Summit, Summit Bank and the Bank in such capacity, for a period of three years from the date hereof, provided, however, that on the first and second anniversary dates of this Agreement, the term of this Agreement shall automatically be extended for one additional year unless, not later than 180 days prior to such anniversary date, Summit or the Executive shall have given written notice to the other party of its or his election not to extend this Agreement.

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     2.   Duties.  The Executive shall perform such duties as President as may be assigned to him from time to time by the Boards of Directors of Summit, and Summit Bank or the Bank, as the case may be, and the Chairman of the Board and Chief Executive Officer of Summit and as are appropriate to the position of President of a publicly held bank holding company. The Executive agrees to fulfill such duties in accordance with the Executive's covenants as set forth in Sections 4.1, 4.2 and 4.3 of the Summit Agreement, which Sections are hereby incorporated by reference. The Executive expressly gives his written consent under Sections 1.6 and 3.2 of the Summit Agreement to employment in such position and duties, and to the basing of Executive at Summit's principal executive offices (which are currently located at 301 Carnegie Center, Princeton (West Windsor Township), New Jersey. This consent under Sections 1.6 and 3.2 is expressly limited to the Summit-UJB Change.

     3. Compensation, Compensation Plans. During the Employment Period, the Executive shall receive Base Salary of not less than $500,000, and Annual Bonus, Expenses, Fringe Benefits, Office and Support Staff, and Vacation and participate in Incentive, Savings and Retirement Plans and Welfare Benefit Plans in accordance with the provisions of Sections 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9 and 3.10 of the Summit Agreement, which Sections are hereby incorporated by reference.

     4. Resignation or Discharge. Summit shall always have the right to terminate the employment of the Executive for Cause. In the event Executive's employment with Summit is terminated prior to the expiration of the term of this Agreement on account of (i) the Executive's resignation (in contravention of the terms of this Agreement) or (ii) the Executive' s discharge by Summit for Cause, all compensation payable under Section 3 of this Agreement shall terminate as of the date of such termination of employment, except for compensation provided by vested or contractual rights under the Incentive, Savings and Retirement Plans and Welfare Benefit Plans.

     5. Death or Disability. The term of employment of the Executive shall terminate forthwith in the event of the death of the Executive, or, at the option of Summit, in the event that the Executive shall fail to render and perform the services required of him under this Agreement because of Disability. In the event of such a termination, all compensation payable under Section 3 of this Agreement, except for compensation provided by vested or contractual rights under the Incentive, Savings and Retirement Plans and Welfare Benefit Plans or by statute, shall terminate as of the date of such termination.

     6. Restrictive Covenant. The parties recognize that the Executive is an important officer of Summit, that his reputation and business and personal relationships are of significant benefit to Summit, and that he has access to information about Summit's plans and projections as well as other confidential information. The parties further agree that Summit is in direct competition with certain banks and bank holding companies and thrifts and the Executive agrees that upon the termination of the Executive's employment as an executive of Summit pursuant to Sections 4 and 5, he shall not for a period of twelve months after such termination accept employment or serve in any capacity with any national or state bank or a thrift institution or affiliate thereof, other than Summit or a subsidiary of Summit at a principal place of employment within 25 miles of any branch location of Summit


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or any of its subsidiaries, without the written permission of Summit.

     7. Offset. Except as set forth in Section 2 hereof, nothing in this Agreement is intended to terminate, amend, alter or affect any rights Executive may have under the Summit Agreement setting forth benefits to be paid under certain circumstances after a Change of Control of The Summit Bancorporation; provided, however, that if Executive receives compensation under the Summit Agreement, such compensation shall be a credit against any amounts payable hereunder.

     8. Legal Costs. Section 6.4 of the Summit Agreement is hereby incorporated by reference.

     9. Termination Procedures and Compensation During Dispute. Sections 7.1 through 7.4 of the Summit Agreement are hereby incorporated by reference.

     10. Arbitration. Any controversy, claim, dispute or difference arising out of the interpretation, construction or performance of this Agreement shall be settled by arbitration at Newark, New Jersey according to the rules of the American Arbitration Association, and judgment upon the award rendered in such arbitration may be entered in any court having jurisdiction thereof.

     11. Successors and Assigns, Binding Agreement. Section 9.1 of the Summit Agreement is hereby incorporated by reference.

          Summit hereby assumes all of the obligation of The Summit Bancorporation under the Summit Agreement. All rights and duties of Summit under this Agreement shall be binding on and inure to the benefit of Summit, its successors, assigns or any company which purchases or otherwise acquires Summit or all or substantially all of its assets by any method. On request of the Executive, any successor or assignee shall agree in writing to assume and be bound by this Agreement.

          No provision of this Agreement shall be deemed to restrict the absolute right of Summit at any time to sell or dispose of all or any part of the assets of Summit, or to reconstitute the same in any one or more other entities or to merge, consolidate, sell or otherwise dispose of any assets thereof, or to dissolve or liquidate or otherwise abandon or cease the active conduct of the business, but none of the foregoing shall relieve Summit of its obligations hereunder.

     12. Notices. All notices, request, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally with receipt acknowledged or sent by registered or certified mail, postage prepaid, to the address shown below, unless changed by notices given as herein provided:


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               (a) If to Summit, to:

                   Summit Bancorp.
                   Att.: T. Joseph Semrod
                   301 Carnegie Center
                   P.O. Box 2066
                   Princeton, NJ 08543-2066

                   with a copy to:

                   General Counsel
                   Summit Bancorp.
                   301 Carnegie Center
                   P.O. Box 2066
                   Princeton, NJ 08543-2066

              (b)  If to the Executive, to:

                   Robert G. Cox
                   211 Liberty Corner Road
                   Far Hills, NJ 07931

     13. Miscellaneous. Sections 11, 12 and 13 of the Summit Agreement are hereby incorporated by reference.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


CORPORATE SEAL                              SUMMIT BANCORP.


Attest: /s/ Richard F. Ober, Jr.       By: /s/ T. Joseph Semrod
       -------------------------           --------------------------
       Richard F. Ober, Jr.,               T. Joseph Semrod
       Secretary                           Chairman of the Board


                                           BY THE EXECUTIVE

     /s/ John F. Kuntz                     /s/ Robert G. Cox
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Witness: John F. Kuntz                     Robert G. Cox



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